EXHIBIT 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Ordinary Shares, par value US$0.0001 per share, of Xueda Education Group, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 14, 2011.

Xin Jin

/s/ Xin Jin
Xin Jin

Golden Section Holding Corporation

By:	/s/ Xin Jin
Name: Xin Jin
Title: Director

Golden Seed Venture Limited

By:	/s/ Joni Sim & Tang Yang Ping
	Name:	Joni Sim & Tang Yang Ping
	Title:	Authorized Signatories For and on behalf of Bakit Merah Limited As Corporate Director

Credit Suisse Trust Limited as Trustee of
The Morning Rain Trust

By:	/s/ Joni Sim & Tang Yang Ping
	Name:	Joni Sim & Tang Yang Ping
	Title:	Authorized Signatories For and on behalf of Credit Suisse Trust Limited As Corporate Director